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                                                                   EXHIBIT 10.52



                        AMENDMENT TO EMPLOYMENT AGREEMENT


        This Amendment to Employment Agreement (the "Amendment") is made and entered into as of March 17, 1997, by and between The Heart Institute of Port St. Lucie, Inc. (hereinafter referred to as "Employer"), and DAVID E. WERTHEIMER, M.D. (hereinafter referred to as the "Employee").

                                   WITNESSETH:

        WHEREAS, Employer and Employee have entered into an Employment Agreement (the "Agreement") dated January 1, 1996; and

        WHEREAS, Employer and Employee desire to amend the Agreement by changing the covenant not to compete to comply with revisions in the law of the State of Florida pertaining to such covenants;

        NOW THEREFORE, in consideration of the mutual benefits accruing to the parties, Employer and Employee agree that Article XII of the Agreement is hereby amended to read in its entirety as set forth below:

               XII.     COVENANT NOT TO COMPETE

                        Employee expressly covenants with the Employer as follows:

                        During the employment period, if the Employee shall, for
               any reason other than permanent retirement from the practice of medicine, permanently or temporarily leave the employ of the Employer, Employee hereby agrees, unconditionally, that he shall not in any manner whatsoever, directly or indirectly, as partner, employee, agent, principal, independent contractor, consultant, owner, or in any other capacity whatsoever establish, maintain, manage or occupy any office or premises for, and/or engage in the practice of the medical specialties of cardiology, internal medicine or any other type of medical specialty or medical practice engaged in by the Employer, for a period of not less than two (2) years the "Restricted Period") after termination of employment, within an area of a radius of fifty (50) miles from any office or offices of the Employer presently existing or existing at the time of the termination of Employee's employment (the "Restricted Area").

                      The Employer and the Employee agree that it is impossible
               to determine with any reasonable accuracy the amount of damages Employer would incur upon breach of this provision. Accordingly, in the event Employee breaches this provision, the Employee does hereby unconditionally covenant and agree with the Employer that the Employee shall pay, forthwith, the sum of Three Hundred Thousand Dollars ($300,000) as liquidated damages (the "Liquidated Damages") to the Employer upon written notice and demand, and in any event within three (3) days of the receipt of said notice by the Employee.





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                      In the event Employee refuses to pay said sum or
               unreasonably delays the payment of same, the Employer shall have the unqualified option to sue and recover from Employee the aforesaid sum together with its reasonable attorney's fees and/or obtain an injunction against the Employee to enforce the medical practice prohibitions of this covenant, together with Employer's reasonable attorney's fees. It is the express intent and purpose of this provision that the Employee shall in no way compete with the Employer in every particular as set forth herein. Notwithstanding the above, the Employer, in lieu of accepting he Liquidated Damages, shall have the right of injunctive relief. Such injunction may, in the discretion of the court, be granted without bond being required. If injunctive relief for any reason whatsoever is not available, then the Liquidated Damages, shall be paid as set forth above.

                      The Employee further acknowledges that the use of specific patient lists or direct solicitation of existing patients shall be presumed to be an irreparable injury to the Employer and may be specifically enjoined.

                      In the event Employer brings a legal action or other
               proceedings against Employee for enforcement of any provision of this Agreement, the calculation of the non-compete period shall not include the period of time commencing with the filing of legal action or other proceeding to enforce the provisions or provisions of this Agreement through the date of final judgment or final resolution, including all appeals, if any, of such legal action. The existence of any claim or cause of action by Employee against the Employer predicated on this Employment Agreement shall not constitute a defense to the enforcement by the Employer of this covenant not to compete.

                      Employee hereby acknowledges that this covenant not to
               compete is legally authorized under Section 542.335, Florida Statutes, a copy of which is attached to this Amendment and made a part hereof as Exhibit Number 1. The Employee hereby acknowledges that he has read Section 542.335, understands its meaning, and has had the legal significance of it explained to him by an independent attorney of Employee's choosing. Employee acknowledges that Employer has legitimate business interests to justify the restrictions placed on him under this Agreement, including without limitation:

               (a) Employee possesses or will possess confidential business or professional information pertaining to Employer and its business, the use of which by Employee outside of his employment relationship with Employer could cause substantial harm to Employer and its business;

               (b) Employer has or will have substantial relationships with existing or prospective patients who utilize the services of Employer and the physicians and staff employed by Employer, which relationships could be





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                     substantially disrupted if Employee were to compete with
                     Employer in the Restricted Area during the Restricted Period; and

               (c) Employer has created patient goodwill in connection with the conduct of its professional practice under its trade name within the Restricted Area, which goodwill could be substantially diluted if Employee were to compete with Employer in the Restricted Area during the Restricted Period.

                      Employee further acknowledges that the restrictions on his activity as contained in this Agreement are legitimate and reasonable, as to distance and monetary amount, are required for the Employer's reasonable protection, and are a material inducement to the Employer to enter into this Employment Contract. Notwithstanding anything contained herein to the contrary, the provisions contained in this Section XII shall survive the expiration and term of this Agreement.

                      Employee further acknowledges that if enjoined from
               practicing medicine during a reasonably limited time or within a reasonably limited area, such restriction will not in any way jeopardize the health and welfare of the Employee's patients because the patients will be able to continue to receive proper medical care and treatment from the Employer after the Employee leaves, or from other physicians in the area practicing the same type of medical specialty.

                      Employee agrees that Employer may assign this Agreement to an entity that acquires or succeeds to the interests of Employer, and in such event, the Employer's assignee or successor is expressly authorized to enforce the provisions of this Section XII.

        IN WITNESS WHEREOF, the parties have executed this Amendment on the day and year first above written.
                                    EMPLOYER:
                                    THE HEART INSTITUTE OF PORT ST.  LUCIE, INC.

                                    By:  /s/  David E. Wertheimer
                                        ----------------------------------------

                                    EMPLOYEE:

                                            /s/  David E. Wertheimer
                                    --------------------------------------------
                                                 DAVID E. WERTHEIMER, M.D.





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